UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 16, 2014

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 16, 2014, Fusion-io, Inc., a Delaware corporation (the “Company”), SanDisk Corporation, a Delaware corporation (“Parent”), and Flight Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $11.25 per share, net to the holder thereof in cash (the “Offer Price”), without interest.

The consummation of the Offer will be conditioned on (i) at least a majority of all shares of the Company’s outstanding common stock having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and receipt of consents, approvals and authorizations required under foreign antitrust laws and (iii) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, Merger Sub or the Company, or any of their respective wholly owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest.

In addition, in connection with the transactions contemplated by the Merger Agreement, all options to acquires shares of the Company Stock that are outstanding, unvested and have an exercise price less than the Offer Price and are held by continuing employees will be converted into and become options to purchase shares of Parent common stock. Additionally, all restricted stock units of the Company that are outstanding will be converted into and become restricted stock units of Parent. With respect to any such equity awards so assumed by Parent, such equity awards will be assumed on terms substantially in effect prior to the assumption, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the Merger Agreement

Options to purchase the Company’s common stock that are outstanding, vested and exercisable immediately before the closing of the Offer and any options that are held by persons who are not continuing employees, in each case, with an exercise price less than the Offer Price, will be cancelled and converted into the right to receive the Offer Price, net of the exercise price.

All other options to purchase the Company’s common stock which are not assumed by Parent or cancelled and converted as set forth above will be cancelled upon the closing of the Offer without consideration.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties, and the Company has complied with certain notice requirements. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (as defined in the Merger Agreement) (subject to giving Parent four business days’ notice of its intention to do so and, among other things, making available the Company’s representatives to discuss and negotiate with Parent in good faith any amendments Parent desires to make to its proposal), provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties. If the Company does terminate the Merger Agreement under such circumstances, the Company must pay Parent, concurrently with such termination, a $42,000,000 termination fee. In addition, this termination fee is payable by the Company to Parent under other specified circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.

Support Agreements

In order to induce Parent and Merger Sub to enter into the Merger Agreement, certain stockholders of the Company entered into Support Agreements with Parent (the “Support Agreements”), concurrent with the execution and delivery of the Merger Agreement. Shares held by these parties subject to the Support Agreements represent, in the aggregate, approximately 7% of the shares of Company common stock outstanding on the date of the Merger Agreement (excluding shares issuable upon exercise of options or other convertible securities). Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, to tender their shares in the Offer and, if required, to vote their shares in favor of adoption of the Merger Agreement.

Each of the Support Agreements will terminate upon the earliest to occur of (i) the date and time that the Merger Agreement is terminated in accordance with its terms, (ii) the effective date of the Merger or (iii) entry without the prior written consent of the stockholder into an amendment or modification of the Merger Agreement which would decrease the amount or change the form of the Offer Price.

Item 8.01	Other Events.

On June 16, 2014, the Company issued a press release announcing that it had entered into the Merger Agreement with Parent. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to the tender offer by Merger Sub, a wholly-owned subsidiary of Parent, or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Parent and Merger Sub. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS, ANY AMENDMENTS TO THESE DOCUMENTS AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISION WITH RESPECT TO MERGER SUB’S TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. The Company’s stockholders may obtain copies of these documents (when they become available) and any other documents filed with the SEC for free at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than just purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are

“forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depends upon or refer to future events or conditions. The Company has identified some of these forward-looking statements with words like “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” or “potential,” the negatives of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements regarding the planned completion of the tender, merger and the transaction. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers or acquisition proposals will be made; uncertainties as to the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement and the possibility of any termination of the merger agreement; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; legislative and regulatory activity and oversight; and other risks and uncertainties pertaining to the business of the Company, including the risks and uncertainties detailed in the Company’s public periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2013, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer. The reader is cautioned to not unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise any forward-looking statement as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among SanDisk Corporation, Flight Merger Sub, Inc. and Fusion-io, Inc. dated as of June 16, 2014. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

2.2	Form of Support Agreement

99.1	Press Release of Fusion-io, Inc., dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: June 16, 2014	By:	/s/ Daniel E. Stevenson
	Name:	Daniel E. Stevenson
	Title:	Senior Vice President, General Counsel and Secretary